     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         UNITED STATES EXPLORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   COLORADO                         1380                      84-1120323
(STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
JURISDICTION OF          CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
INCORPORATION OR
ORGANIZATION)
                            1560 BROADWAY, SUITE 1900
                             DENVER, COLORADO 80202
                                 (303) 863-3500
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

              AMENDED AND RESTATED 1989 INCENTIVE STOCK OPTION PLAN
            AMENDED AND RESTATED 1990 NONQUALIFIED STOCK OPTION PLAN
                            DIRECTORS' FEE STOCK PLAN
                    EMPLOYMENT AGREEMENT WITH BRUCE D. BENSON
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                F. MICHAEL MURPHY
                         UNITED STATES EXPLORATION, INC.
                            1560 BROADWAY, SUITE 1900
                             DENVER, COLORADO 80202
                                 (303) 863-3500

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                    COPY TO:
                             LESLIE A. NICHOLS, ESQ.
                             SHERMAN & HOWARD L.L.C.
                        3000 FIRST INTERSTATE TOWER NORTH
                             633 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 297-2900

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                            Proposed Maximum      Proposed Maximum
                                        Amount to be        Offering Price Per    Aggregate Offering   Amount of
Title of Securities to be Registered    Registered          Share(1)              Price                Registration Fee(1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per     7,940,000 Shares    $ 5.4622              $ 43,369,875         $ 12,795
share
==========================================================================================================================

(1) Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based on the exercise prices of outstanding options and the average high and low prices of the Common Stock on the American Stock Exchange on July 31, 1998 as to all other shares.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         Information required by Item 1 of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

         This Registration Statement also contains a Prospectus, prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers re-offers and re-sales by directors and executive officers of the Registrant of shares of the Common Stock that have been or may be issued under the Amended and Restated 1989 Incentive Stock Option Plan, the Amended and Restated 1990 Nonqualified Stock Option Plan, the Directors' Fee Stock Plan and the Employment Agreement with Bruce D. Benson (the "Plans"), including options previously granted under the Plans.

Prospectus
                         UNITED STATES EXPLORATION, INC.

                                  COMMON STOCK
                          (Par Value $.0001 Per share)

                                   ----------
         This Prospectus may be used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of United States Exploration, Inc. (the "Company"), of up to 7,940,000 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"), of the Company, which have been or may be acquired pursuant to (i) the exercise of options (the "Options") granted to certain directors and executive officers of the Company under the Company's Amended and Restated 1989 Incentive Stock Option Plan or Amended and Restated 1990 Nonqualified Stock Option Plan or pursuant to its Employment Agreement with Bruce D. Benson or (ii) the Company's Directors' Fee Stock Plan (collectively, the "Plans").

         The Company has been advised that the Shares may be sold through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The aggregate proceeds to the Selling Shareholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. The Company knows of no selling arrangement between any broker-dealer and the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares but will bear all of the expenses of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

         The shares of the Company's Common Stock are listed on the American Stock Exchange under the symbol UXP. On August 5, 1998 the closing sale price of the Common Stock as reported on the American Stock Exchange was $ 2.75 per share.

         The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the offering and sale of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

                                   ----------

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.

                          SEE "RISK FACTORS," PAGE 4.

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------
                 The date of this Prospectus is August 7, 1998.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation, or in any jurisdiction where such solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

Section                                                             Page
-------                                                             ----
Available Information ................................................3
Incorporation of Certain Documents by Reference.......................3
Special Note Regarding Forward-Looking Statements.....................4
Risk Factors..........................................................4
The Company...........................................................6
Selling Shareholders..................................................6
Plan of Distribution..................................................7
Experts...............................................................8
Legal Matters.........................................................8

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the American Stock Exchange.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities included in this Prospectus. For further information concerning the Company and the shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. Any interested party may inspect the Registration Statement, and the exhibits thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

         (a) The Company's Annual Report on Form 10-KSB for the transition period ended December 31, 1997 (File No. 1-13513);

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 1-13513); and

         (c) The Company's Current Reports on Form 8-K dated April 17, 1998, May 27, 1998 (as amended June 19, 1998) and May 29, 1998 (as amended July 29, 1998).

         (d) The description of the Common Stock contained in the Company's Form 8-A dated October 17, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares described in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to United States Exploration, Inc., 1560 Broadway, Suite 1900, Denver, Colorado, telephone: (303) 863-3500, Attention: F. Michael Murphy, Vice President, Secretary and Chief Financial Officer.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus (including the documents incorporated herein by reference) contains "forward-looking statements" within the meaning of the federal securities laws. Such forward-looking statements include, without limitation, statements regarding the Company's need for working capital, future revenues and results of operations and are identified by words such as "anticipates," "plans," "expects" and "estimates." A variety of factors could cause the Company's actual results to differ materially from those contemplated by these forward-looking statements, including, without limitation, those discussed under "Risk Factors" below. Most of these factors are beyond the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements.

                                  RISK FACTORS

         THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE PURCHASER OF THE SHARES OFFERED HEREBY SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BUT SHOULD GIVE SPECIAL CONSIDERATION TO THE RISK FACTORS DESCRIBED BELOW.

         Reserve Estimates. The Company's estimates of proved reserves of oil and gas and future net cash flows therefrom are based on various assumptions and, therefore, are inherently imprecise. Actual future production, revenue, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may be subject to revision based upon production history, results and timing of future exploration and development, prevailing oil and gas prices, operating costs and other factors.

         Reliance on Key Personnel. The Company is dependent upon its executive officers and key employees, particularly Bruce D. Benson, its Chief Executive Officer. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on the Company. The Company does not have key person life insurance on any of its officers.

         Management of Growth. The Company's acquisition in May, 1998 of producing oil and gas properties in the Denver-Julesberg Basin in Northern Colorado from Union Pacific Resources Company ("UPR") resulted in a substantial change in the size and extent of the Company's assets and operations. In order to accommodate this growth, the Company will have to expand its staffing, office space and management information systems. The Company could experience temporary difficulties in the course of assimilating the new properties and managing the growth within the Company. Any such difficulties could adversely affect the Company's business, financial condition or results of operations until resolved.

         Availability of Services and Materials. The Company's expanded operations will require significantly higher levels of third-party services and materials. Such services and materials have at times been scarce and the unavailability of a sufficient number of drilling rigs or other goods or services could impede the Company's ability to achieve its objectives and significantly increase the costs of its operations.

         Increased Debt. In connection with its acquisition of producing properties from UPR, the Company incurred approximately $29 million in debt. The Company's ability to service this debt is in part dependent upon increasing its cash flows from the UPR properties through further development work. There can be no assurance that such development work will be successfully completed or will produce adequate additional cash flow. The higher levels of debt also may adversely affect the Company's ability to obtain additional financing for working capital, capital expenditures and other purposes, should it need to do so, or to acquire additional oil and gas properties utilizing new borrowings.

         Oil and Gas Prices and Markets. The Company's revenues are dependent upon prevailing prices for oil and gas. Oil and gas prices can be extremely volatile. Prevailing prices are also affected by the actions of foreign governments, international cartels and the United States government. Any significant decline in oil and gas prices would adversely affect the Company's revenues and operating income and could result in a reduction in the estimated proved reserves attributable to the Company's properties, with a resulting decrease in the Company's borrowing ability. In addition, the Company's revenues depend upon the marketability of production, which is influenced by the availability and capacity of gas gathering systems and pipelines, as well as the effects of federal and state regulation and general economic conditions.

         Government Regulation. The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could have a material adverse effect on the Company and its ability to achieve its objectives.

                                   THE COMPANY

         The Company is an independent producer of oil and natural gas. The Company also operates natural gas gathering systems located within the geographic areas of certain of its oil and gas leases. All of the Company's operations are located in the states of Colorado, Kansas and Oklahoma. The principal executive offices of the Company are located at 1560 Broadway, Suite 1900, Denver, Colorado 80202 and its telephone number is (303) 863-3500.

                              SELLING SHAREHOLDERS

         The Selling Shareholders consist of all persons to whom shares may be issued under the Plans who are directors or executive officers of the Company and are therefore deemed to be affiliates of the Company for purposes of Rule 144 promulgated pursuant to the Securities Act. The following table sets forth, as of June 30, 1998: (i) the name of each Selling Shareholder, (ii) his or her position(s) with the Company and its predecessor or affiliates, over the last three years, (iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder as of that date, (iv) the number of shares of Common Stock issued or issuable under the Plans to each Selling Shareholder based on Options or grants at that date, which is also the number of shares covered by this Prospectus that may be sold for the account of such Selling Shareholder, and (v) the number of Shares and percentage of class that would be owned by each Selling Shareholder if all such registered shares were issued to and sold by the Selling Shareholder. If Options or shares are granted to additional Selling Shareholders in the future, a Prospectus Supplement will be filed amending the table. None of the Selling Shareholders named in the table has had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates, other than as described below.

                                                                                SHARES THAT WOULD BE OWNED
                                                                               IF ALL SHARES COVERED BY THIS
                                                                                    PROSPECTUS WERE SOLD
                                            NUMBER OF          NUMBER OF       -----------------------------
                                             SHARES             SHARES
                                           BENEFICIALLY     COVERED BY THIS                    PERCENT
      NAME AND POSITION                      OWNED            PROSPECTUS         NUMBER        OF CLASS
--------------------------------------     -------------    ---------------     --------       --------
BRUCE D. BENSON                            4,220,100 (1)    4,000,000 (2)       220,100          1.57%
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT

F. MICHAEL MURPHY                                 --          150,000 (3)           --            (8)
VICE PRESIDENT, CHIEF
FINANCIAL OFFICER AND
SECRETARY

RANDALL L. ROGERS                                 --           25,200 (3)           --            (8)
TREASURER AND CHIEF ACCOUNTING OFFICER

THOMAS W. GAMEL                            388,788 (4)      179,000 (5)         209,788        1.50%
DIRECTOR

ROBERT J. MALONE                           311,600 (6)      179,000 (5)         132,600          (8)
DIRECTOR

RICHARD L. ROBINSON                        305,100 (7)      179,000 (5)         126,100          (8)
DIRECTOR

----------
(1) Includes 220,100 shares currently owned and 4,000,000 shares issuable upon exercise of Options that are currently exercisable or become exercisable within 60 days after June 30, 1998.

(2) Consists of shares issuable upon exercise of Options granted pursuant to Mr. Benson's employment contract, all of which are issuable upon exercise of Options that are currently exercisable or become exercisable within 60 days after June 30, 1998.

(3) Consists of shares issuable upon exercise of Options granted pursuant to the Amended and Restated 1989 Incentive Stock Option Plan, none of which are currently exercisable.

(4) Consists of 209,788 currently owned and 179,000 shares issuable upon exercise of Options granted pursuant to the amended and Restated 1990 Nonqualified Stock Option Plan, all of which are currently exercisable.

(5) Consists of shares issuable upon exercise of Options granted pursuant to the Amended and Restated 1990 Nonqualified Stock Option Plan, all of which are currently exercisable.

(6) Includes 132,600 shares currently owned and 179,000 shares issuable upon exercise of Options granted pursuant to the Amended and Restated 1990 Nonqualified Stock Option Plan, all of which are currently exercisable.

(7) Includes 126,100 shares currently owned and 179,000 shares issuable upon exercise of Options granted pursuant to the Amended and Restated 1990 Nonqualified Stock Option Plan, all of which are currently exercisable.

(8)      Less than one percent.

                              PLAN OF DISTRIBUTION

         All of the Shares offered hereby would be sold for the accounts of the Selling Shareholders. The Company would not receive any of the proceeds from the sale of the Shares.

         The Company has been advised that the Shares may be sold from time to time by the Selling Shareholders, or by any pledgee or other successor in interest to the Selling Shareholders, in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices.

         The Selling Shareholders, or any pledgee or other successor in interest, may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, any pledgee or other successor in interest, or the purchasers of Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both which compensation, as to a particular broker dealer, may be in excess of customary commissions). The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company.

         Certain expenses in connection with the registration of the Shares under the Securities Act, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. Each Selling Shareholder will bear his or her own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation paid to broker-dealers.

         Any Shares that qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Shareholders will sell any or all of the Shares covered by this Prospectus.

                                     EXPERTS

         The Consolidated Balance Sheets of the Company as of March 31, 1997 and December 31, 1997 and the related Consolidated Statements of Operations, Changes in Stockholders' Equity and Cash Flows for the fiscal year ended March 31, 1997 and the nine-month transition period ended December 31, 1997 included in the Company's Annual Report on Form 10-KSB for that transition period, incorporated by reference in the Registration Statement and this Prospectus, have been incorporated herein in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. The Statements of Combined Oil and Gas Revenues and Direct Operating Expenses for Certain Oil and Gas Properties Acquired from Union Pacific Resources Company by United States Exploration, Inc., for the Years Ended December 31, 1997 and 1996 included in the Company's Form 8-K/A filed
July 29, 1998, incorporated by reference in the Registration Statement and this Prospectus, have been audited by Ernst & Young LLP as set forth in their report included therein and have been incorporated herein in reliance on the report of Ernst & Young LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby has been passed upon for the Company by Sherman & Howard L.L.C., Denver, Colorado.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by United States Exploration, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the transition period ended December 31, 1997 (File No. 1-13513);

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 1-13513); and

         (c) The Company's Current Reports on Form 8-K dated April 17, 1998, May 27, 1998 (as amended June 19, 1998) and May 29, 1998 (as amended July 29, 1998).

         (d) The description of the Common Stock contained in the Company's Form 8-A dated October 17, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         All of the securities being registered are registered under Section 12 of the Exchange Act.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 7-109-103 of the Colorado Business Corporation Act (the "Act") provides that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.

         Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

         The Company's bylaws provide for indemnification of directors and officers to the full extent permitted under Colorado law. The Company may also, but is not obligated to, indemnify any person who is or was an officer, agent or employee of the Company to a greater extent than a director.

         Section 7-108-402 of the Act provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in ss. 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.

         The Company's articles of incorporation limit Director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Colorado law. The Company also enters into Indemnification Agreements with its directors and executive officers in which it undertakes to indemnify them to the full extent allowed by law. The form of Indemnification Agreement used by the Company is included herewith as Exhibit 10.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         See Exhibit Index and Exhibits at the end of this Registration
Statement.

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

         (2) For the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on August 7, 1998.

                                       UNITED STATES EXPLORATION, INC.


                                       By:/s/ Bruce D. Benson
                                          --------------------------------------
                                          Bruce D. Benson
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Benson and F. Michael Murphy, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                            DATE
---------                                        -----                            ----
 /s/ Bruce D. Benson                 Chairman of the Board, Chief            August 7, 1998
------------------------------       Executive Officer and President
Bruce D. Benson                      (Chief Executive Officer)

 /s/ F. Michael Murphy               Vice President, Chief Financial         August 7, 1998
------------------------------       Officer and Secretary
F. Michael Murphy                    (Chief Financial Officer)


 /s/ Randall L. Rogers               Treasurer and Chief Accounting          August 7, 1998
------------------------------       Officer
Randall L. Rogers                    (Chief Accounting Officer)

 /s/ Thomas W. Gamel                 Director                                August 7, 1998
------------------------------
Thomas W. Gamel

 /s/ Robert J. Malone                Director                                August 7, 1998
------------------------------
Robert J. Malone

 /s/ Richard L. Robinson             Director                                August 7, 1998
------------------------------
Richard L. Robinson

                                    EXHIBITS

Exhibit No.
-----------
4               Amended and Restated By-Laws

5               Opinion of Sherman & Howard L.L.C.

10 Form of Indemnification Agreement entered into with each Executive Officer and Director of the Company

23(a)           Consent of Independent Public Accountants - Grant Thornton LLP

23(b)           Consent of Independent Public Accountants - Ernst & Young LLP

23(c)           Consent of Sherman & Howard L.L.C. (included in Exhibit 5)

24              Powers of Attorney (included on the signature page to the Registration
                Statement)